Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration   No. 333-171334, 333-170859 and 333-151761) and in the Registration Statements on Form S-8 (Registration No. 333-173777, 333-162577 and 333-111591) of Pluristem Therapeutics Inc. of our report dated September 7, 2011, with respect to the consolidated financial statements of Pluristem Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2011.

/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Haifa, Israel
September 7, 2011